Exhibit 99.2

DMSVISIONTM DIVISION

(A DIVISION OF INSPEX INC.)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2002 AND 2003 AND

JUNE 30, 2003 AND 2004 (unaudited)

DMSVISIONTM DIVISION

(A DIVISION OF INSPEX INC.)

CONTENTS TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2002 AND 2003 AND

JUNE 30, 2003 AND 2004 (unaudited)

Independent Auditors’ Report

Statements of Assets Acquired and Liabilities Assumed September 30, 2002 and 2003 and June 30, 2004 (unaudited)

Statements of Sales, Cost of Sales and Direct Operating Expenses For the Years Ended September 30, 2002 and 2003 and for the Nine Months Ended June 30, 2003 (unaudited) and 2004 (unaudited)

Notes to Financial Statements

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders of

August Technology Corporation

Bloomington, Minnesota

We have audited the accompanying statements of assets acquired and liabilities assumed of the data management software division (the “DMSVisionTM Division”) of Inspex Inc. (“Inspex”) as of September 30, 2002 and 2003, and the related statements of sales, cost of sales and direct operating expenses for the years then ended.  These financial statements are the responsibility of Inspex’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of assets acquired and liabilities assumed, and the related statements of sales, cost of sales and direct operating expenses were prepared to present the assets acquired and liabilities assumed of the DMSVisionTM Division by August Technology Corporation (“August”) pursuant to an asset purchase agreement, dated June 23, 2004, and the related sales, cost of sales and direct operating expenses are not intended to be a complete presentation of the assets and liabilities or the results of operations of the DMSVisionTM Division taken as a whole.

The accompanying financial statements have been prepared from the records maintained by Inspex and may not necessarily be indicative of the conditions that would have existed or the results of operations if the DMSVisionTM Division had been operated as an unaffiliated entity.  Certain expenses presented in these financial statements represent allocations made from and applicable to Inspex as a whole.

In our opinion, such financial statements present fairly, in all material respects, the assets acquired and liabilities assumed as of September 30, 2002 and 2003, and the sales, cost of sales and direct operating expenses of the DMSVisionTM Division for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/WithumSmith+Brown, P.C.
WithumSmith+Brown, P.C.
Livingston, New Jersey
July 30, 2004

DMSVISIONTM DIVISION

(A DIVISION OF INSPEX INC.)

STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

	September 30,		(Unaudited) June 30,
	2002	2003	2004

ASSETS ACQUIRED

Equipment, net of impairment charges and accumulated depreciation	$69,118	$23,285	$1,691

LIABILITIES ASSUMED

Warranty liability	$98,712	$34,756	$21,492
Deferred revenue	187,650	201,000	199,345

Total Liabilities Assumed	$286,362	$235,756	$220,837

The Notes to Financial Statements are an integral part of these statements.

DMSVISIONTM DIVISION

(A DIVISION OF INSPEX INC.)

STATEMENTS OF SALES, COST OF SALES AND DIRECT OPERATING EXPENSES

	Year Ended September 30,		(Unaudited) Nine Months Ended June 30,
	2002	2003	2003	2004

Net Sales:
Trade	$2,294,640	$1,279,961	$1,161,461	$453,000
Related Parties	16,000	339,174	47,100	410,748

	2,310,640	1,619,135	1,208,561	863,748

Cost of Sales	283,611	264,442	202,920	103,922

Gross Profit	2,027,029	1,354,693	1,005,641	759,826

Direct Operating Expenses:
Selling and Marketing	213,455	267,842	144,178	40,050
General and Administrative	455,020	450,942	333,658	460,100
Research and Development	1,900,639	1,445,984	1,147,389	1,007,141

	2,569,114	2,164,768	1,625,225	1,507,291

Cost of Sales and Direct Operating Expenses in Excess of Net Sales	$(542,085)	$(810,075)	$(619,584)	$(747,465)

The Notes to Financial Statements are an integral part of these statements.

DMSVISIONTM DIVISION

(A DIVISION OF INSPEX INC.)

NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies:

Organization

The accompanying financial statements include the accounts of the DMSVisionTM Division formerly of Inspex.  The DMSVisionTM Division is principally engaged in the sale of data management system software to commercial customers primarily in the United States, Europe and Asia.  The DMSVisionTM Division maintains its main office and software development facilities in Massachusetts.  Inspex is a wholly owned subsidiary of Photonics Management Corp., which in turn is a wholly owned subsidiary of Hamamatsu Photonics K.K. of Hamamatsu City, Japan.

On November 21, 2003, Inspex filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”).  The filing was necessitated by a lack of sales.  Inspex remains in possession of their respective property and is managing their business as a Debtor-In-Possession (“DIP”).  Pursuant to the Bankruptcy Code, Inspex may not engage in transactions outside the ordinary course of business without the approval of the Bankruptcy Court.  As a segment of Inspex, the DMSVisionTM Division, since the filing date has operated under the protection of the Bankruptcy Code.

On July 27, 2004, August acquired substantially all of the assets and assumed certain liabilities of the DMSVisionTM Division for a total cash purchase price of $2,100,000 and future royalty payments based on revenues received from new software license agreements during the twelve month period following the closing date of the agreement.  The statements of assets acquired and liabilities assumed include only the assets acquired and liabilities assumed in the July 27, 2004 acquisition of the DMSVisionTM Division, as defined in the Asset Purchase Agreement dated June 23, 2004.  The tangible assets and operations acquired consist primarily of equipment and certain intellectual property rights, including patents, know-how, trademarks, trade names and licenses.  The acquirer did not acquire any cash or trade receivables and did not assume any trade payables or indebtedness.  The Bankruptcy Court approved the sale of the DMSVisionTM Division to August on July 23, 2004.

The DMSVisionTM Division had no separate legal status, as it was an integral part of Inspex’s overall operations.  As a result, separate financial statements have not been maintained for the operations sold to August.  The accompanying financial statements have been prepared from the historical accounting records of Inspex and its DMSVisionTM Division and do not purport to reflect the assets, liabilities, revenue and direct operating expenses that would have resulted if the DMSVisionTM Division had operated as an unaffiliated independent entity.  Since only certain assets are being sold and only certain liabilities are being assumed, statements of cash flows are not applicable.

Basis of Presentation and Allocation Methods

The statements of sales, cost of sales, and direct operating expenses and of assets acquired and liabilities assumed have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

The statements of sales, cost of sales and direct operating expenses include only the DMSVisionTM related sales, cost of sales and direct operating expenses of the DMSVisionTM Division.  Cost of sales and direct operating expenses include only those costs directly involved with the revenue producing activities of the DMSVisionTM Division.

Because the DMSVisionTM Division and Inspex’s Wafer Inspection System Division share certain operating expenses, the expenses incurred by Inspex that related directly to both the DMSVisionTM and Wafer Inspection System activities have been allocated, as applicable, to the DMSVisionTM Division.  These expenses include but are not limited to, marketing, sales force, distribution, purchasing and office facilities.  These expenses are allocated to the DMSVisionTM Division based on factors such as square footage and payroll allocations.  These direct expenses are not necessarily indicative of the expenses that would have been incurred had the DMSVisionTM Division operated as a stand-alone business.

Direct operating expenses included research and development, sales and service, marketing and general administrative expenses directly attributable to the DMSVisionTM Division.  Direct operating expenses do not include corporate level: treasury, tax, information systems, advertising and other similar expenses.  Additionally, there is no allocation of interest income or interest expense.  Because of the exclusion of these expenses, the accompanying statements of sales, cost of sales and direct operating expenses are not indicative of the results of operations of the DMSVisionTM Division.

Unaudited Financial Information

The statements of sales, cost of sales, and direct operating expenses for the nine months ended June 30, 2003 and 2004 are unaudited.  Management believes that such information includes all adjustments necessary to present fairly the revenues, cost of sales and direct operating expenses related to the DMSVisionTM Division for the respective periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales, cost of sales and direct expenses during the reporting period.  The most significant estimates used by management relate to the valuation of equipment, to the estimation of warranty reserves, to the allocation of expenses between the operating divisions and to the useful lives assigned to equipment.  Actual results, as determined at a later date, could differ from these estimates.

Long-Lived Assets

Management periodically evaluates the net realizable value of long-lived assets, principally equipment, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows.  An impairment in the carrying value of an asset is recognized whenever future cash flows (undiscounted) from an asset are estimated to be less than its carrying value.  The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value.

Equipment

Equipment, including significant betterments, is stated at Inspex’s historical cost less an impairment charge where applicable.  Upon retirement or disposal of properties, the cost and the accumulated depreciation are removed from the accounts, and any gain or loss is included in results of operations.  Maintenance and repair costs are charged to expense as incurred.

Depreciation

Depreciation of equipment is provided for over the estimated useful lives (3 to 5 years) of the respective assets utilizing the straight-line method.

Revenue Recognition

Software revenue is typically recognized upon shipment of the software if collection of the resulting receivable is probable, the fee is fixed or determinable and evidence exists that all elements of the contract have been delivered.  If a software sale requires customer acceptance, revenue is recognized upon customer acceptance.  Service and maintenance revenue is generally recognized ratably over the term of the related service contract.

Product Warranties (see Note 5)

The DMSVisionTM Division sells substantially all of its products to customers with repair and replacement warranties for periods not exceed one year from the date of customer acceptance, pursuant to the sales arrangement.  A provision for estimated future warranty claims is recorded when the sale is invoiced.

Research and Development

Costs associated with research, new product development, and product improvements are expensed when incurred.  Research and development expense for the years ended September 30, 2002 and 2003 and for the nine months ended June 30, 2003 (unaudited) and 2004 (unaudited) was $1,900,639, $1,445,984, $1,147,389 and $1,007,141, net of joint project reimbursements of $348,770, $201,967, $98,442 and $-0-, respectively and was included in “direct operating expenses”.

New Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-lived Assets” (“SFAS 144”).  This statement addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of.  SFAS 144 supersedes FASB Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to be Disposed of.” (“SFAS 121”).  However, SFAS 144 retains the fundamental provisions of SFAS 121 for (a) the recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale.  SFAS 144 was effective for the DMSVisionTM Division on October 1, 2002.  The adoption of this pronouncement did not have a material impact on the DMSVisionTM Division’s results of operations, assets acquired or liabilities assumed.

In November 2002, the FASB issued Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others” (“FIN 45”) which addresses the disclosure to be made by a guarantor in interim and annual financial statements about its obligations under guarantees.  FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.  The DMSVisionTM Division has adopted the disclosure requirement of FIN 45 and applies the recognition and measurement provisions for all material guarantees.  The adoption of this interpretation did not have a material impact on the DMSVisionTM Division’s result of operations, assets acquired or liabilities assumed.

Note 2 - Concentrations of Credit Risks:

The DMSVisionTM Division’s customers consist primarily of semiconductor manufacturers located in the United States and Asia.  Management performs ongoing credit evaluations on its customers and generally does not require collateral to secure accounts receivable. Based on their assessment of the collectibility of accounts receivable, management’s policy is to record an allowance for potentially uncollectible accounts receivable.

Note 3 - Fair Value of Financial Instruments:

Financial assets and liabilities are measured in accordance with accounting principles generally accepted in the United States of America.  The carrying amount of the DMSVisionTM Division’s financial instruments, which include warranty liability, approximates fair value due to the relatively short-term maturity of these financial instruments.

Note 4 - Equipment:

Equipment by major category, net, are as follows:

	September 30,		(Unaudited) June 30,
	2002	2003	2004

Office equipment	$15,678	$13,823	$10,876
Computer equipment	98,390	90,102	83,959
Research and development equipment	33,902	33,902	33,902
	147,970	137,827	128,737
Less: accumulated depreciation	78,852	114,542	127,046

Equipment, net	$69,118	$23,285	$1,691

Cumulative impairment charges reducing historical cost were $-0-, $2,970 and $12,060 as of September 30, 2002 and 2003 and June 30, 2004 (unaudited), respectively.

Depreciation of equipment included in direct operating expenses of the DMSVisionTM Division was $43,732, $42,074, $31,703 and $12,504 for the years ended September 30, 2002 and 2003 and for the nine months ended June 30, 2003 (unaudited) and 2004 (unaudited), respectively.

During the year ended September 30, 2002, the DMSVisionTM Division did not dispose of any equipment whereas in the year ended September 30, 2003, the DMSVisionTM Division disposed of equipment (cost basis of $7,173 and accumulated depreciation of $6,384) for a loss of $789.  In the nine months ended June 30, 2003 (unaudited), the DMSVisionTM Division disposed of equipment (cost basis of $2,840, accumulated depreciation of $2,051) for a loss of $789.  The DMSVisionTM Division did not dispose of any equipment in the nine months ended June 30, 2004 (unaudited).

The DMSVisionTM Division recorded impairments to equipment in the amounts of $-0-, $2,970, $-0- and $9,090 for the years ended September 30, 2002 and 2003 and for the nine months ended June 30, 2003 (unaudited) and 2004 (unaudited), respectively, which were included in “direct operating expenses”.

Note 5 – Warranty Liability:

Changes in the DMSVisionTM Division’s warranty liability, are as follows:

	September 30,		(Unaudited) June 30,
	2002	2003	2004

Balance, beginning of period	$107,048	$98,712	$34,756
Current period accruals	119,960	49,792	23,590
Accrual adjustments to reflect actual experience	(104,822)	(37,850)	(21,165)
Charges incurred	(23,474)	(75,898)	(15,689)

Balance, end of period	$98,712	$34,756	$21,492

For the years ended September 30, 2002 and 2003 and for the nine months ended June 30, 2003 (unaudited) and 2004 (unaudited), the warranty liability has been reduced by $104,822, $37,850, $32,530 and $21,165, respectively, for warranties that have expired and these amounts are included as a reduction in “direct operating expenses”.

Warranty expense for the years ended September 30, 2002 and 2003 and for the nine months ended June 30, 2003 (unaudited) and 2004 (unaudited) was $15,138, $11,942, $12,302 and $2,425, respectively.

Note 6 - Profit Sharing Plan:

Inspex sponsors a qualified defined contribution salary reduction 401(k) plan covering all eligible employees.  The maximum contribution payable under the plan is equal to 15% of the eligible employee’s salary subject to IRS limits.  Employee contributions may be matched at the discretion of management subject to IRS limits.  Profit sharing expense for the years ended September 30, 2002 and 2003 and for the nine months ended June 30, 2003 (unaudited) and 2004 (unaudited) was $40,512, $36,173, $28,166 and $22,277, respectively.

Note 7 - Economic Dependency and Geographic Information:

Economic Dependency

The DMSVisionTM Division derived approximately $2,092,000 (90%) of its sales for the year ended September 30, 2002 and $1,476,000 (91%) of its sales for the year ended September 30, 2003 from its major customers, with a single customer representing approximately 42% and 37%, respectively.

Sales by major customer were as follows for the years ended September 30:

	2002		2003

Customer A	$979,807	42%	$263,650	16%
Customer B	579,750	25	279,750	17
Customer C	532,833	23	—	—
Customer D (related party)	—	—	331,174	20
Customer E	—	—	592,000	37
Customer F	—	—	9,000	1

The DMSVisionTM Division derived approximately $1,139,000 (94%) of its sales for the nine months ended June 30, 2003 (unaudited) and $727,000 (84%) of its sales for the nine months ended June 30, 2004 (unaudited) from its major customers, with a single customer representing approximately 49% and 48%, respectively.

Sales by major customer were as follows for the nine months ended June 30 (unaudited):

	2003		2004

Customer A	$263,650	22%	$—	—%
Customer B	243,750	20	18,000	2
Customer C	—	—	10,125	1
Customer D (related party)	39,100	3	410,748	48
Customer E	592,000	49	204,600	23
Customer F	—	—	84,000	10

Geographic Information

Net sales by geographic area were as follows for the years ended September 30:

	2002		2003

United States	$1,112,583	48.15%	$288,750	17.83%
Asia	1,182,057	51.16	1,322,385	81.67
Europe	16,000.69		8,000.50
Total sales	$2,310,640	100.00%	$1,619,135	100.00%

Net sales by geographic area were as follows for the nine months ended June 30 (unaudited):

	2003		2004

United States	$243,750	20.17%	$112,125	12.98%
Asia	956,811	79.17	751,623	87.02
Europe	8,000.66		—	—
Total sales	$1,208,561	100.00%	$863,748	100.00%

Note 8 - Related Party Transactions:

Sales to affiliated companies are as follows:

	September 30,		(Unaudited) June 30,
	2002	2003	2003	2004
Hamamatsu Photonics Deutschland GmbH	$16,000	$8,000	$8,000	$—
Hamamatsu Photonics K.K.	—	331,174	39,100	410,748
Total sales to affiliated companies	$16,000	$339,174	$47,100	$410,748

Inspex entered into a lease agreement with Photonics Management Corp (its Parent), effective July 1, 2000 and expiring June 30, 2005 for office and manufacturing facilities.  The portion of rent expense from this lease charged to the DMSVisionTM Division for the years ended September 30, 2002 and 2003 and for the nine months ended June 30, 2003 (unaudited) and 2004 (unaudited) was $115,218, $115,218, $86,414 and $86,414, respectively.

The DMSVisionTM Division entered into joint development agreements with Hamamatsu Photonics K.K.  The agreements state that all development expenses for these projects are to be shared equally by each party.  Hamamatsu Photonics K.K. share of the development expenses for the years ended September 30, 2002 and 2003 and for the nine months ended June 30, 2003 (unaudited) and 2004 (unaudited) was $348,770, $201,967, $98,442, and $-0-, respectively.

Note 9 – Quarterly Operating Information of the DMSVisionTM Division (Unaudited):

The following is a summary of operating information of the DMSVisionTM Division on a quarterly basis for the years ended September 30, 2002 and 2003 and for the nine months ended June 30, 2004 (unaudited):

Year ended September 30, 2002:

	Quarter Ended
	December 31	March 31	June 30	September 30

Net Sales:
Trade	$247,951	$452,388	$353,518	$1,240,783
Related Parties	—	—	16,000	—

	247,951	452,388	369,518	1,240,783

Cost of Sales	36,133	68,007	37,764	141,707

Gross Profit	211,818	384,381	331,754	1,099,076

Direct Operating Expenses:
Selling & Marketing	70,196	69,463	9,911	63,885
General & Administrative	114,984	127,680	108,328	104,028
Research & Development	676,778	546,288	524,955	152,618

	861,958	743,431	643,194	320,531

Net Sales over (under) Cost of Sales and Direct Operating Expenses	$(650,140)	$(359,050)	$(311,440)	$778,545

Year ended September 30, 2003:

	Quarter Ended
	December 31	March 31	June 30	September 30

Net Sales:
Trade	$232,250	$758,211	$171,000	$118,500
Related Parties	4,000	4,000	39,100	292,074

	236,250	762,211	210,100	410,574

Cost of Sales	35,946	118,668	48,306	61,522

Gross Profit	200,304	643,543	161,794	349,052

Direct Operating Expenses:
Selling & Marketing	39,366	65,671	39,141	123,664
General & Administrative	109,721	111,722	112,215	117,284
Research & Development	440,595	348,024	358,770	298,595

	589,682	525,417	510,126	539,543

Net Sales over (under) Cost of Sales and Direct Operating Expenses	$(389,378)	$118,126	$(348,332)	$(190,491)

Nine months ended June 30, 2004:

	Quarter Ended
	December 31	March 31	June 30

Net Sales:
Trade	$223,076	$107,416	$122,508
Related Parties	196,997	68,577	145,174

	420,073	175,993	267,682

Cost of Sales	28,980	22,151	52,791

Gross Profit	391,093	153,842	214,891

Direct Operating Expenses:
Selling & Marketing	59,527	107,105	(126,582)
General & Administrative	205,159	131,948	122,993
Research & Development	342,846	393,007	271,288

	607,532	632,060	267,699

Net Sales over (under) Cost of Sales and Direct Operating Expenses	$(216,439)	$(478,218)	$(52,808)